EXHIBIT 24.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 14, 1999 accompanying the financial statements of SAC Technologies, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
April 29, 1999